SPECIMEN UNIT CERTIFICATE

NUMBER	UNITS
U-___________

SEE REVERSE FOR CERTAIN
DEFINITIONS

ARCADE CHINA ACQUISTION CORP.

CUSIP [_________]

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT TO
PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT
is the owner of	Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.0001 (“Common Stock”) of ARCADE CHINA ACQUISITION CORP., a Delaware corporation (the “Company”), and one warrant (the “Warrant”).  Each Warrant entitles the holder to purchase one (1) share of Common Stock for $11.50 per share (subject to adjustment).  Each Warrant will become exercisable on the later of (i) 30 days after the Company’s completion of a business combination through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business combination (each a “Business Combination”) and (ii) ____________, 2012 [ONE YEAR FROM THE CLOSING OF THE COMPANY’S INITIAL PUBLIC OFFERING], and will expire unless exercised before the earlier of (i) 5:00 p.m., New York City Time, on the five-year anniversary of the consummation of a Business Combination, (ii) the liquidation of the Company’s trust account or (iii) redemption of the Warrants (the “Expiration Date”).

The Common Stock and Warrant comprising each Unit represented by this certificate are not separately transferable prior to the fifth (5th) day following the date of the earlier to occur of: (i) the expiration of the underwriters’ over-allotment option, (ii) its exercise in full, or (iii) the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option, provided, however, in no event will the Common Stock and Warrant begin to trade separately until the Company files a Current Report on Form 8-K containing an audited balance sheet reflecting its receipt of the gross proceeds of its initial public offering and issues a press release announcing when such separate trading will begin.

The terms of the Warrants are governed by a Warrant Agreement, dated as of _______, 2011, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof.  Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, 8th Floor, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

By
	Chief Executive Officer	Secretary

ARCADE CHINA ACQUISITION CORP.
DELAWARE

CORPORATE
SEAL
2011

ARCADE CHINA ACQUISITION CORP.

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common
TEN ENT  -  as tenants by the entireties
JT TEN  -  as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -		Custodian
	(Cust)		(Minor)
under Uniform Gifts to Minors
Act
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units
represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney
to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust account only in the event of (i) the liquidation of the trust account upon a failure to consummate a business combination, as described in the prospectus covering these securities, (ii) if the holder redeems his Units for cash in connection with a business combination or (iii) if the holder sells his Units to the Company prior to the consummation of a business combination  as described in the prospectus covering these securities.  In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.